 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

January 8, 2018
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	333-198807	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On January 8, 2018, Valeritas Holdings, Inc. (the “Company”) appointed Joseph Saldanha as Chief Business Officer of the Company, effective January 29, 2018 (the “Effective Date”).
Mr. Saldanha, age 53, has previously served as Vice President, Marketing and Business Development of MannKind Corporation from April 2016 to July 2017. From January 2012 to May 2015, Mr. Saldanha was the General Manager, JULPHAR Diabetes for Gulf Pharmaceutical Industries. Mr. Saldanha has also held domestic and international roles at Pfizer, Johnson & Johnson, Sanofi and Bristol-Myers Squibb in commercial, corporate and business development, alliance management and manufacturing management. Mr. Saldanha holds a Bachelor of Science from Drexel University and a Master of Science from the University of Pennsylvania.

Mr. Saldanha’s employment agreement (referred to as the “Employment Agreement”) with the Company provides for an annual base salary of $270,000 and a target incentive bonus of 50% of his annual base salary, prorated based on the Effective Date. Upon receipt of the requisite approval, on the Effective Date, Mr. Saldanha will receive a non-qualified stock option to purchase 60,000 shares of the Company’s common stock pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4). The option will have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant and will vest over a four-year period as follows: 25% of the shares will vest on the first anniversary of the date of grant and the remaining 75% of the shares will vest in equal monthly increments thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, which the Company intends to file as an exhibit to its next periodic report

There are no arrangements or understandings between Mr. Saldanha and any other person pursuant to which Mr. Saldanha was appointed to serve as Chief Business Officer of the Company. There are no family relationships between Mr. Saldanha and any director or executive officer of the Company, and Mr. Saldanha has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.     Regulation FD Disclosure

On January 9, 2018, the Company issued a press release announcing that Mr. Saldanha had been appointed as Chief Business Officer of the Company, effective January 29, 2018. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated January 9, 2018 ”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: January 9, 2018
By: /s/ John E. Timberlake
Name:    John E. Timberlake
Title: Chief Executive Officer